Exhibit 99

Oriental Financial Group Names Norberto González and Ganesh Kumar to New and Expanded

Senior Executive Management Positions

SAN JUAN, Puerto Rico, January 27, 2012 — Oriental Financial Group Inc. (NYSE: OFG) today announced the appointments of Norberto González, currently Executive Vice President and Chief Financial Officer, and Ganesh Kumar, currently Executive Vice President and Chief Operating Officer, to new and expanded senior executive positions.

The moves reflect Oriental’s substantial growth in its commercial credit portfolio and rapid expansion of products and services by the bank within the context of a fast-changing and more complex regulatory environment, said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board of Directors, who announced the appointments, which are both effective February 1, 2012.

Mr. González has been named Executive Vice President and Chief Risk Officer, a new position, where he assumes all responsibility for enterprise risk management, asset and liability management, compliance, internal audit, loan review, loss-share and regulatory relationships. Having joined Oriental in 2003, Mr. González, 53, a CPA, has been the Company’s Chief Financial Officer since 2006.

Mr. Kumar was named to an expanded Executive Vice President and Chief Financial Officer position, which includes corporate finance, strategic planning, accounting and reporting, and business analytics. In addition, Mr. Kumar will continue to manage the wealth management business and administrative functions, such as human relations and information technology. Mr. Kumar, 48, who joined Oriental in 2004, has been Chief Operating Officer since 2009.

“With these appointments, which draw on the solid and proven expertise and experience of long-standing Company executives, Oriental is strongly positioned to fulfill its goals and objectives,” said Mr. Fernández. “Norberto and Ganesh have been instrumental in transforming Oriental, implementing our new strategic vision, and helping to accomplish the dramatic results we are already realizing from this effort.” Both will continue to report directly to Mr. Fernández.

Biographies and photos of the executives can be found on the Management page of Oriental’s Investor Relations website at www.orientalfg.com.

About Oriental Financial Group

Oriental Financial Group Inc. is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations, principally through its two subsidiaries, Oriental Bank and Trust and Oriental Financial Services. Now in its 48th year in business, Oriental provides a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 30 financial centers. Investor information about Oriental can be found at www.orientalfg.com.

Forward-Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of declining growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital; (v) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vi) the performance of the stock and bond markets; (vii) competition in the financial services industry; (viii) possible legislative, tax or regulatory changes; and (ix) difficulties in combining the operations of any acquired entity. For a discussion of such factors and certain risks and uncertainties to which Oriental is subject, see Oriental’s annual report on Form 10-K for the year ended December 31, 2010, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, Oriental assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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Contacts:

Puerto Rico: Marilyn Santiago (msantiago@OrientalFG.com), Oriental Financial Group Inc., (787) 993-4648

U.S.: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

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